Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275821

PROSPECTUS SUPPLEMENT

(To prospectus dated November 30, 2023)

Up to 118,246,947 Common Shares

Upon the Exercise of Outstanding Warrants

We are offering 118,246,947 Common Shares (as defined below) issuable upon the exercise of outstanding warrants (the “Warrants”) issued by us in connection with a plan of arrangement (the “Arrangement”), pursuant to which, among other things, certain existing noteholders of The Cannabist Company Holdings Inc. (the “Company”) received new senior notes, new convertible notes and new Common Shares of the Company (the “Transaction”). The Warrants have an exercise price of C$0.14 per Common Share, subject to adjustment upon events specified in the warrant agency agreement with Odyssey Trust Company, as warrant agent (the “Warrant Agent”), in respect of the Warrants (the “Warrant Agency Agreement”), and will expire at 5:00 p.m. (Eastern time) on the day that is two years after closing of the Transaction. This offer is being made pursuant to General Instruction I.B.4 of Form S-3.

For a more detailed description of the common shares of the Company (the “Common Shares”), see the section entitled “Description of Securities—Description of Share Capital” beginning on page S-10 of this prospectus. For a more detailed description of the Warrants, see the section entitled “Description of Securities—Description of Warrants” beginning on page S-9 of this prospectus supplement.

Our Common Shares are listed on the Cboe Canada (the “Cboe”) under the symbol “CBST”. The Common Shares are quoted on the OTCQB Venture Market (the “OTCQB”) under the symbol “CBSTF”. The closing price of our Common Shares on June 12, 2025 was C$0.075.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-4, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the securities that may be offered under this prospectus supplement, nor have any of these regulatory authorities determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 13, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein from our filings with the SEC. The second part, the accompanying prospectus, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” on page S-16 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent have authorized anyone to provide any information that is different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that any others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, currency amounts are stated in U.S. dollars (“$”), unless specified otherwise. All references to C$ are to Canadian dollars

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Cannabist,” “the Company” and similar designations refer, collectively, to The Cannabist Company Holdings Inc., a corporation existing under the laws of British Columbia, Canada, and its consolidated subsidiaries, unless otherwise specified.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement, including “Risk Factors” beginning on page S-4 and the financial statements and related notes and other documents incorporated by reference into this prospectus supplement, before making an investment decision.

Our Company

The Company’s principal business activity is the production and sale of cannabis as regulated by the regulatory bodies and authorities of the jurisdictions in which it operates.

The Company, through its subsidiaries, currently owns or manages interests in several state-licensed medical and/or adult use marijuana businesses in California, Colorado, Delaware, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Pennsylvania, Virginia, and West Virginia. The Company has exited its prior operations in Florida, Missouri, Utah, Washington D.C., the European Union and Puerto Rico.

Our Corporate Information

The Company was incorporated under the Business Corporations Act (Ontario) (the “OBCA”) on August 13, 2018 under the name “Canaccord Genuity Growth Corp.” as a special purpose acquisition corporation for the purpose of effecting an acquisition of one or more businesses or assets, by way of a merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization or any other similar business combination.

On October 17, 2018, the Company announced that it had entered into a letter of intent with Columbia Care LLC (“Old Columbia Care”) to exclusively negotiate a business combination between the two companies. On November 21, 2018, the Company announced that it had entered into a definitive agreement (the “Transaction Agreement”) with Old Columbia Care pursuant to which, among other things, the Company would acquire all of the membership interests of Old Columbia Care by way of a merger between Old Columbia Care and a newly-formed Delaware subsidiary of the Company (the “Business Combination”). The Business Combination constituted the Company’s qualifying transaction.

The Business Combination was completed on April 26, 2019, at which point Old Columbia Care became a 100% wholly-owned subsidiary of the Company. In connection with the closing of the Business Combination, the Company was continued out of the jurisdiction of Ontario under the OBCA and into the jurisdiction of British Columbia under the Business Corporations Act (British Columbia) (“BCBCA”).

Effective September 19, 2023, the Company changed its name from “Columbia Care Inc.” to “The Cannabist Company Holdings Inc.” (the “Name Change”). To effect the Name Change, the Company filed a Notice of Alteration with the British Columbia Registrar of Companies (the “Registrar”), pursuant to which the Registrar issued a new Notice of Articles and a Certificate of Change of Name to the Company. Other than the Name Change, no other changes were made to the Company’s Articles of Incorporation.

In connection with the Name Change, on September 21, 2023, the Company’s Common Shares and warrants began trading under the ticker symbols “CBST” and “CBST.WT”, respectively, on the Cboe. On September 26, 2023, the Company’s Common Shares began trading on the OTCQX Best Market under the ticker symbol “CBSTF,” and transitioned to the OTCQB in April 2025.

The Company files reports and other information with the Securities and Exchange Commission (the “SEC”) including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy or information statements. Those reports and statements as well as all amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available at the SEC’s internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

The registered office of the Company is 1700, 666 Burrard St., Vancouver, BC V6C 2X8. The head office is located at 321 Billerica Rd., Suite 204, Chelmsford, Massachusetts 01824. The Company’s telephone number is (978) 910-1486. The website address for the Company is https://www.cannabistcompany.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

The Offering

Issuer	The Cannabist Company Holdings Inc.

Common Shares Offered by Us	118,246,947 shares issuable upon exercise of outstanding Warrants.

Exercise Price of Warrants; Adjustments	C$0.14 per share. The exercise price and number of Common Shares issuable on exercise of the Warrants may be adjusted in certain customary circumstances, including in the event of a Share Reorganization or the payment of an Extraordinary Dividend (as such terms shall be defined in the Warrant Agency Agreement).

Exercise Period	5:00 p.m. (Eastern time) on the day that is two years after the closing of the Transaction.

Common Shares Outstanding Before this Offering	491,745,341 shares.

Use of Proceeds	We intend to use any net proceeds from this offering, together with other available funds, for working capital and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement for additional information.

Market for the Common Shares	Our Common Shares are listed on the Cboe under the symbol “CBST”. The Common Shares are quoted on the OTCQB under the symbol “CBSTF”.

Risk Factors	See “Risk Factors” beginning on page S-4 and other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors that you should consider carefully before deciding to purchase our Common Shares.

(1)	The number of Common Shares that will be outstanding immediately before and after this offering is based on 491,745,341 Common Shares outstanding as of June 10, 2025 and excludes:

•	130,017,835 Common Shares issuable upon the exercise of warrants outstanding as of June 10, 2025 at a weighted average exercise price of C$0.34;

•	7,387,328 Common Shares issued upon the conversion of 73,873.28 proportionate voting shares outstanding as of June 10, 2025;

•	2,187,500 performance share units, 15,471,677 restricted stock units and 0 deferred share units that are unvested as of June 10, 2025; and

•	the Common Shares being issued in connection with the Transaction.

RISK FACTORS

An investment in our Common Shares involves a high degree of risk. Before deciding whether to invest in our Common Shares, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein and therein by reference. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Ownership of Our Common Shares

The trading price of our Common Shares has been volatile and is likely to be volatile in the future.

The trading price of our Common Shares has been highly volatile. Further, our Common Shares have a limited trading history. The market price for our Common Shares will be affected by a number of factors, including:

•	developments related to the legal status of marijuana in the United States;

•	the denial or delay of regulatory clearances or approvals of our products or receipt of regulatory approval of competing products;

•	changes in government regulations and standards affecting the cannabis industry and our products;

•	ability of our products to achieve market success;

•	our sales and marketing capabilities;

•	actual or anticipated variations in our results of operations or those of our competitors;

•	announcements of new products or product advancements by us or our competitors;

•	developments with respect to patents and other intellectual property rights;

•	sales of Common Shares or other securities by us or our shareholders in the future;

•	additions or departures of key management personnel;

•	disputes or other developments relating to proprietary rights and processes;

•	the trading volume of our Common Shares;

•	changes in earnings estimates or recommendations by securities analysts, failure to obtain or maintain analyst coverage of our Common Shares or our failure to achieve analyst earnings estimates; and

•	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

The stock prices of many companies in the cannabis industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could significantly harm our business.

Sales by us or our existing stockholders of a substantial number of Common Shares in the public market, or the perception that such sales may occur, could have an adverse impact on the market price of our Common Shares.

Sales of substantial amounts of our Common Shares by us or by our stockholders, announcements of the proposed sales of substantial amounts of our Common Shares or the perception that substantial sales may be made, could cause the market price of our Common Shares to decline. We likely will from time to time issue additional Common Shares or other securities convertible into or exchangeable for our Common Shares in follow-on offerings to raise additional capital, or issue Common Shares upon the exercise of warrants or options, or in connection with acquisitions or corporate alliances. We also plan to issue additional shares to our employees, directors or consultants in connection with their services to us. All of the currently outstanding Common Shares are freely tradable under federal and state securities laws, except for shares held by our directors, officers and certain greater than five percent stockholders, which may be subject to holding period, volume and other limitations under Rule 144. Due to these factors, sales of a substantial number of Common Shares in the public market could occur at any time and could depress the market price of our Common Shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital for general corporate purposes or restructure debt, in the future we may offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares, which may be at prices lower than the current price for our Common Shares. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our Common Shares.

We have never paid dividends on our Common Shares and do not anticipate paying dividends on our Common Shares in the foreseeable future. The payment of dividends on our Common Shares will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Shares may be less valuable because a return on your investment will only occur if our stock price appreciates.

Risks Relating to this Offering

Because our management will have broad discretion and flexibility as to how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus supplement. Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The Warrants are unlisted securities and there is no public market for them.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, the Warrants are not listed, and we have not applied, and do not intend to apply, for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants is limited, and investors may be unable to liquidate their investments in the Warrants.

The Warrants may not have any value.

The Warrants are exercisable on the terms described elsewhere in this prospectus. In the event that the price of a Common Share does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

The Warrants do not entitle the holder to any rights as a holder of Common Shares until the holder exercises the Warrants for Common Shares.

Until you acquire Common Shares upon exercise of your Warrants, such Warrants will not provide you any rights as a holder of Common Shares, except as set forth in the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a holder of Common Shares only as to matters for which the record date occurs on or after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in it contain “forward—looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward—looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward—looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward—looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward—looking statements. Therefore, you should not place undue reliance on any of these forward—looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward—looking statements include, but are not limited to, those listed below.

Without limiting the foregoing, all statements relating to our future outlook, anticipated capital expenditures, future cash flows and borrowings, and sources of funding are forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. Such risks and uncertainties include, among others:

•	the fact that marijuana remains illegal under U.S. federal law;

•	the application of anti-money laundering laws and regulations to the Company;

•	legal, regulatory, or political change to the cannabis industry;

•	access to public and private capital;

•	unfavorable publicity or consumer perception of the cannabis industry;

•	expansion to the adult-use markets;

•	the impact of laws, regulations, and guidelines;

•	the impact of Section 280E of the U.S. Internal Revenue Code of 1986, as amended;

•	the impact of state laws pertaining to the cannabis industry;

•	the Company’s reliance on key inputs, suppliers and skilled labor;

•	the difficulty of forecasting the Company’s sales;

•	constraints on marketing products;

•	potential cyber-attacks and security breaches;

•	net operating loss and other tax attribute limitations;

•	the impact of changes in tax laws;

•	the volatility of the market price of the Company’s Common Shares;

•	reliance on management;

•	litigation;

•	future results and financial projections; and

•	the impact of global financial conditions.

These and additional risks and uncertainties are described more fully in our filings with the Securities and Exchange Commission. Any forward-looking statement in this prospectus supplement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statements contained in this prospectus supplement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We do not know whether any Warrants will be exercised, or if any Warrants are exercised, when they will be exercised. It is possible that the Warrants may expire and never be exercised. As a result of the foregoing, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we currently expect.

To the extent that the Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to an aggregate of approximately C$16.6 million, based on the exercise price of C$0.14 per share. Any Warrants that remain unexercised as of the end of their term will be automatically exercised by cashless exercise, in accordance with the terms of the Warrants.

To the extent we receive cash proceeds from the exercise of the Warrants, we intend to use 40% of the proceeds from any exercise of the Warrants to make an offer to pay down the new notes issued in connection with the Transaction (the “New Notes”), which shall be conducted through an appropriate broker, and where offered at par, shall be offered to each series of New Notes ratably, thus reducing the Company’s debt, and 60% of any such proceeds will be used for general corporate purposes for working capital and other general corporate purposes. We cannot anticipate the timing or amount of any exercises of the warrants, if at all, and accordingly cannot specify with certainty the particular uses of the cash proceeds from this offering. We will have broad discretion over the manner in which the net proceeds of this offering will be applied, and we may not use the proceeds in a manner desired by our stockholders.

DILUTION

An investor that acquires Common Shares upon the exercise of the Warrants may experience dilution depending on our net tangible book value at the time of exercise. Our net tangible book value as of March 31, 2025 was approximately $(110.0) million, or approximately $(0.24) per Common Share. Net tangible book value per share as of March 31, 2025 is equal to our total assets minus net intangible assets and total liabilities, all divided by the number of Common Shares outstanding as of March 31, 2025.

If we were to issue 118,246,947 Common Shares upon the exercise of all of the Warrants at their current per share exercise price of C$0.14 per share, our net tangible book value as of March 31, 2025 would have been approximately $(98.5) million, or approximately $(0.17) per Common Share (using the effective exchange rate on March 31, 2025 of C$1 = $0.6956). This amount represents an immediate increase in net tangible book value of approximately $0.07 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $(0.27) per share to new investors acquiring Common Shares upon the exercise of the Warrants.

The following table illustrates this per share dilution:

Current exercise price per share(1)		$0.10
Net tangible book value per share as of March 31, 2025	$(0.24)
Increase per share attributable to exercise of all Warrants in full	$0.07

Net tangible book value per share, as adjusted for Warrant exercise in full		$(0.17)

Dilution per share to holder exercising Warrants		$(0.27)

(1)	Represents approximate exercise price of C$0.14 converted to U.S. dollars at an exchange rate of C$1 = $0.6956.

The above discussion and table are based on 465,544,642 shares outstanding as of March 31, 2025 and excludes:

•	11,770,888 Common Shares issuable upon the exercise of warrants outstanding as of March 31, 2025 at a weighted average exercise price of C$2.30;

•	7,387,328 Common Shares issued upon the conversion of 73,873.28 proportionate voting shares outstanding as of March 31, 2025

•	2,050,782 performance share units, 21,107,985 restricted stock units and 0 deferred share units that are unvested as of March 31, 2025; and

•	the Common Shares being issued in connection with the Transaction.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of additional equity, the issuance of these shares could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

This prospectus relates to 118,246,947 Common Shares issuable upon the exercise of our outstanding Warrants. The Warrants are exercisable for the period and at the exercise price set forth in the section of this prospectus supplement entitled “Description of Securities—Description of Warrants.” The Warrants were issued by us in connection with the Transaction. The ongoing offer and sale by us of the Common Shares issuable upon exercise of the Warrants is being made pursuant to this prospectus. This offer is being made pursuant to General Instruction I.B.4 of Form S-3. We will pay all expenses of registration incurred in connection with this offering.

The exercise price per share of the Warrants was set after considering a number of factors including negotiations that took place in connection with the Transaction, the then-current market price of our Common Shares, trading prices of our Common Shares over a period of time, the illiquidity and volatility of our Common Shares, prevailing market conditions, our historical performance, our future prospects and the then-current future prospects of our industry in general, our capital structure, estimates of our business potential and earnings prospects, the present state of our development and an assessment of our management and the consideration of the above factors in relation to market valuation of companies engaged in businesses and activities similar to ours.

We will deliver Common Shares upon exercise of a Warrant, in whole or in part. We will not issue fractional shares. A summary of the exercise provisions of the Warrants is included in the section of this prospectus entitled “Description of Securities—Description of Warrants”.

DESCRIPTION OF SECURITIES

Description of Warrants

As of June 10, 2025, there were Warrants outstanding to purchase a total of 130,017,835 Common Shares.

The material terms and provisions of the Warrants are summarized below, although this summary is not complete. For the complete terms of the Warrants, you should refer to the forms of Warrant Agency Agreement filed as exhibits to our prior SEC filing on June 4, 2025.

Exercise Price; Term. The Warrants have an exercise price of C$0.14 per Common Share and will expire at 5:00 p.m. (Eastern time) on the day that is two years after closing of the Transaction.

Anti-Dilution. The exercise price and number of Common Shares issuable on exercise of the Warrants may be adjusted in certain customary circumstances, including in the event of a Share Reorganization or the payment of an Extraordinary Dividend (as such terms shall be defined in the Warrant Agency Agreement). The Anti-Dilutive Warrants will not, however, be adjusted for issuances of Common Shares at a price below their exercise price.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise form in accordance with the terms of the Warrant Agency Agreement, accompanied by payment in full for the number of Common Shares purchased upon such exercise.

Transferability. Subject to applicable laws and the conditions of the Warrant Agency Agreement, the Warrants may be transferred at the option of the holder upon surrender of the Warrants to the Warrant Agent and together with the appropriate instruments of transfer.

Right as a Shareholder. Except as otherwise provided in the Warrant Agency Agreement or by virtue of such holder’s ownership of Common Shares, the holders of the Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Warrants.

Merger, Consolidation, Reorganization etc. In the event we consummate (i) a reclassification or redesignation of the Common Shares, or a change, exchange or conversion of the Common Shares into or for other shares or securities or property or any other capital reorganization, or (ii) a consolidation, merger, plan of arrangement (for greater certainty, not including the Arrangement), compulsory acquisition under the BCBCA or amalgamation of the Company with or into any other Person which results in the cancellation, reclassification or redesignation of the Common Shares or a change, exchange or conversion of the Common Shares into or for other shares or securities or property or the transfer of all or substantially all of the assets of the Company to another body corporate, trust, partnership or other entity or the Company being controlled by another corporation or entity, then following such event, a holder of the Warrants who exercises his or her right to acquire Common Shares shall be entitled to be issued and receive, and shall accept for the same aggregate consideration, upon such exercise, in lieu of the number of Common Shares to which he or she was theretofore entitled upon exercise of his or her Warrants, the kind and aggregate number of shares or other securities or property of the corporation or of the body corporate, trust, partnership or other entity resulting from such event or any other corporation that a Warrant holder would have been entitled to be issued and receive upon such event if, immediately prior to the effective time thereof, such Warrant holder had been the registered holder of the number of Common Shares to which he or she was theretofore entitled upon exercise of his or her Warrants.

Exchange Listing. We have not applied, and do not intend to apply, for listing of the Warrants on any securities exchange or other trading system.

Description of Share Capital

We are authorized to issue (i) an unlimited number of Common Shares, (ii) an unlimited number of proportionate voting shares the “Proportionate Voting Shares”) and (iii) an unlimited number of shares of preferred stock. As of June 10, 2025, our capitalization was as follows:

•	491,745,341 Common Shares were issued and outstanding;

•	73,873.28 Proportionate Voting Shares were issued and outstanding, which shares are convertible into 7,387,328 Common Shares;

•	No shares of preferred stock were issued and outstanding; and

•	130,017,835 Common Shares were issuable upon the exercise of outstanding warrants.

The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our articles of incorporation (the “Articles”), which has been incorporated herein by reference.

Common Shares and Proportionate Voting Shares

Generally, except as described below, the Common Shares and Proportionate Voting Shares have the same rights, are equal in all respects and are treated by the Company as if they were shares of one class only. For the purposes of this section, “Shares” refers to the Common Shares and Proportionate Voting Shares.

Conversion Rights and Transfers

Issued and outstanding Proportionate Voting Shares, including fractions thereof, may at any time, subject to the FPI Condition (as defined below), at the option of the holder, be converted into Common Shares at a ratio of 100 Common Shares per Proportionate Voting Share with fractional Proportionate Voting Shares convertible into Common Shares at the same ratio. Further, the Company’s board of directors (the “Board”) may determine in the future that it is no longer advisable to maintain the Proportionate Voting Shares as a separate class of shares and may cause all of the issued and outstanding Proportionate Voting Shares to be converted into Common Shares at a ratio of 100 Common Shares per Proportionate Voting Share with fractional Proportionate Voting Shares convertible into Common Shares at the same ratio and the Board shall not be entitled to issue any more Proportionate Voting Shares under the Articles thereafter.

The Proportionate Voting Shares are not transferrable without Board approval, except to Permitted Holders (as defined below) and in compliance with U.S. securities laws.

Conversion Conditions

The right of the Proportionate Voting Shares to convert into Common Shares is subject to certain conditions in order to maintain the Company’s status as a “foreign private issuer” under U.S. securities laws. Unless otherwise waived by the Company, the right to convert the Proportionate Voting Shares is subject to the condition that the aggregate number of Common Shares and Proportionate Voting Shares (calculated as a single class) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act) may not exceed fifty percent (50%) of the aggregate number of Common Shares and Proportionate Voting Shares issued and outstanding after giving effect to such conversions (calculated as a single class) (the “FPI Condition”).

A holder of Common Shares may at any time, at the option of the holder and with the approval of the Board of the Company, convert such Common Shares into Proportionate Voting Shares on the basis of 100 Common Shares for one Proportionate Voting Share.

No fractional Common Shares will be issued on any conversion of any Proportionate Voting Shares and any fractional Common Shares will be rounded down to the nearest whole number.

For the purposes of the foregoing:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

“Permitted Holders” means (i) the initial holders of Proportionate Voting Shares; and (ii) any Affiliate or Person controlled, directly or indirectly, by one or more of the Persons referred to in clause (i) above.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

A Person is “controlled” by another Person or other Persons if: (i) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (ii) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

Voting Rights

All holders of Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend and vote at such meetings, except those meetings at which only holders of a specific class or series of shares are entitled to vote separately as a class under the BCBCA. A quorum for the transaction of business at a meeting of shareholders is present if shareholders who, in the aggregate, hold at least 25% of the voting rights attached to the issued shares of the Company entitled to vote at the meeting are present in person or represented by proxy.

On all matters upon which holders of Shares are entitled to vote:

•	each Common Share is entitled to one vote per Common Share; and

•

each Proportionate Voting Share is entitled to 100 votes per Proportionate Voting Share, and each fraction of a Proportionate Voting Share is entitled to the number of votes calculated by multiplying the fraction by 100

The number of votes represented by fractional Proportionate Voting Shares will be rounded down to the nearest whole number. Unless a different majority is required by law or the Articles, resolutions to be approved by holders of Shares require approval by a simple majority of the total number of votes of all Shares cast at a meeting of shareholders at which a quorum is present based on the voting entitlements of each class of Shares described above.

Dividend Rights

Holders of Shares are entitled to receive dividends out of the assets available for the payment or distribution of dividends at such times and in such amount and form as the Board may from time to time determine, subject to any preferential rights of the holders of any outstanding Preferred Shares, on the following basis, and otherwise without preference or distinction among or between the Shares: each Proportionate Voting Share will be entitled to 100 times the amount paid or distributed per Common Share (including by way of share dividends, which holders of Proportionate Voting Shares will receive in Proportionate Voting Shares, unless otherwise determined by the Board) and each fraction of a Proportionate Voting Share will be entitled to the applicable fraction thereof. See “Conversion Rights and Transfers” above.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the holders of Shares will be entitled to receive all of the Company’s assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding Preferred Shares, on the basis that each Proportionate Voting Share will be entitled to 100 times the amount distributed per Common Share (and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount otherwise payable in respect of a whole Proportionate Voting Share), and otherwise without preference or distinction among or between the Shares. See “Conversion Rights and Transfers” above.

Pre-emptive and Redemption Rights

Holders of Shares will not have any pre-emptive or redemption rights.

Subdivision or Consolidation

No subdivision or consolidation of any class of Shares may be carried out unless, at the same time, the Common Shares and Proportionate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis, so as to preserve the relative rights of the holders of each class of Shares.

Certain Amendments

In addition to any other voting right or power to which the holders of Common Shares and Proportionate Voting Shares shall be entitled by law or regulation or other provisions of the Articles from time to time in effect, but subject to the provisions of the Articles, holders of Common Shares and Proportionate Voting Shares shall each be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Company’s Articles which would prejudice or interfere with the rights or special rights attached to the Common Shares or Proportionate Voting Shares, or which would affect the rights or special rights of the holders of the Common Shares and the holders of Proportionate Voting Shares differently, on a per share basis, including an amendment to the terms of the Articles that provide that any Proportionate Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Common Shares.

Pursuant to the Articles, holders of Shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the BCBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of the Common Shares and Proportionate Voting Shares, each voting separately as a class.

Issuance of Additional Proportionate Voting Shares

The Company may issue additional Proportionate Voting Shares upon the approval of the Board. Shareholder approval is not required in connection with a subdivision or consolidation on a pro rata basis as between the Common Shares and the Proportionate Voting Shares.

Take-Over Bid Protection

If an offer is being made for Proportionate Voting Shares (a “PVS Offer”) where: (i) by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all holders of the class of Proportionate Voting Shares; and (ii) no equivalent offer is made for the Common Shares, the holders of Common Shares have the right, pursuant to the Articles, at their option, to convert their Common Shares into Proportionate Voting Shares for the purpose of allowing the holders of the Common Shares to tender to such PVS Offer, provided that such conversion into Proportionate Voting Shares will be solely for the purpose of tendering the Proportionate Voting Shares to the PVS Offer in question and that any Proportionate Voting Shares that are tendered to the PVS Offer but that are not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Common Shares that existed prior to such conversion.

In the event that holders of Common Shares are entitled to convert their Common Shares into Proportionate Voting Shares in connection with a PVS Offer pursuant to (ii) above, holders of an aggregate of Common Shares of less than 100 (an “Odd Lot”) will be entitled to convert all but not less than all of such Odd Lot of Common Shares into an applicable fraction of one Proportionate Voting Share, provided that such conversion into a fractional Proportionate Voting Share will be solely for the purpose of tendering the fractional Proportionate Voting Share to the PVS Offer in question and that any fraction of a Proportionate Voting Share that is tendered to the PVS Offer but that is not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Common Shares that existed prior to such conversion.

Compliance Provisions

The Company’s Articles contain certain provisions (the “Compliance Provisions”), including a combination of certain remedies such as a suspension of voting and/or dividend rights, a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in favour of the Company, in each case to seek to ensure that the Company and its subsidiaries are able to comply with applicable regulatory and licensing regulations. The purpose of the Compliance Provisions is to provide the Company with a means of protecting itself from having a shareholder, or as determined by the Board, a group of shareholders acting jointly or in concert, with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) (“Owning or Controlling”), five percent (5%) or more of the issued and outstanding shares of the Company, or such other number as is determined by the Board from time to time, and: (i) who a governmental authority granting licenses to, or otherwise governing the operations of, the Company or its subsidiaries has determined to be unsuitable to own Common Shares and/or Proportionate Voting Shares, as applicable; (ii) whose ownership of Common Shares and/or Proportionate Voting Shares, as applicable, may result in the loss, suspension or revocation (or similar action) with respect to any licenses or permits relating to the Company’s or its subsidiaries’ conduct of business (being the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses) or in the Company or any of its affiliates being unable to obtain any new licenses or permits in the normal course, all as determined by the Board; or (iii) who have not been determined by the applicable regulatory authority to be an acceptable person or otherwise have not received the requisite consent of such regulatory authority to own the Common Shares and/or Proportionate Voting Shares, as applicable, in each case within a reasonable time period acceptable to the Board or prior to acquiring any Common Shares and/or Proportionate Voting Shares, as applicable (in each case, an “Unsuitable Person”). The ownership restrictions in the Company’s notice of articles and articles are also subject to an exemption for applicable depositaries and clearing houses as well as underwriters (as defined in the Securities Act (Ontario)) in the course of a distribution of securities of the Company.

Notwithstanding the foregoing, the Compliance Provisions provide that any shareholder (or group of shareholders acting jointly or in concert) proposing to Own or Control five percent (5%) or more of the issued and outstanding shares of the Company (or such other number as is determined by the Board from time to time) will be required to provide not less than 30 days’ advance written notice to the Company by mail sent to the

Company’s head office to the attention of the Corporate Secretary and to obtain all necessary regulatory approvals. Upon any such shareholder(s) Owning or Controlling five percent (5%) or more of the issued and outstanding shares of the Company (or such other number as is determined by the Board from time to time), and having not received the requisite approval of any applicable regulatory authority to own the Common Shares and/or Proportionate Voting Shares, as applicable, the Compliance Provisions provide: (i) that such shareholder(s) may, in the discretion of the Board, be prohibited from exercising any voting rights and/or receiving any dividends from the Company, unless and until all requisite regulatory approvals are obtained; and (ii) the Company with a right, but not the obligation, at its option, upon notice to the Unsuitable Person, to: (A) redeem any or all Common Shares and/or Proportionate Voting Shares, as applicable, directly or indirectly held by an Unsuitable Person; and/or (B) forcibly transfer any or all Common Shares and/or Proportionate Voting Shares, as applicable, directly or indirectly held by an Unsuitable Person to a third party. Such rights are required in order for the Company to comply with regulations in various jurisdictions where the Company or its subsidiaries conduct business or are expected to conduct business. Further, a holder of the Common Shares and/or Proportionate Voting Shares, as applicable, will be prohibited from acquiring five percent (5%) or more of the issued and outstanding shares of the Company, directly or indirectly, in one or more transactions, without providing 30 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the Corporate Secretary. The foregoing restrictions will not apply to the ownership, acquisition or disposition of Common Shares and/or Proportionate Voting Shares, as applicable, as a result of: (i) transfer of Common Shares and/or Proportionate Voting Shares, as applicable, occurring by operation of law including, inter alia, the transfer of Common Shares and/or Proportionate Voting Shares, as applicable, to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters who hold Common Shares and/or Proportionate Voting Shares, as applicable, for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with the foregoing restriction, or (iii) conversion, exchange or exercise of securities issued by the Company or a subsidiary into or for Common Shares and/or Proportionate Voting Shares, as applicable, in accordance with their respective terms. If the Board reasonably believes that any such holder of the Common Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or any other court of competent jurisdiction, for an order directing that such shareholder disclose the number of Common Shares and/or Proportionate Voting Shares, as applicable, directly or indirectly held.

Upon receipt by the holder of a notice to redeem or to transfer any or all of its Common Shares and/or Proportionate Voting Shares, the holder will be entitled to receive, as consideration therefor, no less than 95% of the lesser of: (i) the closing price of the Common Shares on Cboe (or the then principal exchange on which the Company’s securities are listed or quoted for trading) on the trading day immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified date); and (ii) the five-day volume weighted average price of the Common Shares on Cboe (or the then principal exchange on which the Company’s securities are listed or quoted for trading) for the five trading days immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates).

Notwithstanding the adoption of the proposed Compliance Provisions, the Company may not be able to exercise such rights in full or at all, including its redemption rights. Under the BCBCA, a corporation may not make any payment to redeem shares if there are reasonable grounds for believing that the company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the company to be unable to pay its liabilities as they become due in the ordinary course of its business. Furthermore, the Company may become subject to contractual restrictions on its ability to redeem its Common Shares and/or Proportionate Voting Shares, as applicable, by, for example, entering into a secured credit facility subject to such restrictions. In the event that restrictions prohibit the Company from exercising its redemption rights in part or in full, the Company will not be able to exercise its redemption rights absent a waiver of such restrictions, which the Company may not be able to obtain on acceptable terms or at all.

Preferred Stock

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the BCBCA and the Articles, the Board may, by resolution, from time to time before the issue thereof determine the maximum number of shares of each series, create an identifying name for each series, attach special rights or restrictions to the Preferred Shares of each series including, without limitation, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights upon liquidation, dissolution or winding up and any sinking fund or other provisions, the whole to be subject to filing a Notice of Alteration to the Notice of Articles to create the series and altering the Articles to include the special rights or restrictions attached to the Preferred Shares of the series. Except as provided in any special rights or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of preferred shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

Preferred Shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares, the Proportionate Voting Shares and any other shares of the Company ranking junior to the Preferred Shares with respect to payment of dividends.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of the property or assets of the Company over the Common Shares, the Proportionate Voting Shares and any other shares of the Company ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares:

Other Warrants

The chart below sets out the issued and outstanding Common Share purchase warrants (“Warrants”) of the Company as of March 31, 2025.

Expiration	Number of Shares Issued and Exercisable	Exercise Price (Canadian Dollars)
September 21, 2026	11,122,105	$1.96
October 1, 2025	648,783	$8.12

	11,770,888

Transfer Agent and Registrar

The transfer agent and registrar of the Common Shares is Odyssey Trust Company at its principal offices located at 350 – 300 5th Avenue SW, Calgary, Alberta.

Listing

Our Common Shares are listed on Cboe under the symbol “CBST”. The Common Shares are quoted on the OTCQB under the symbol “CBSTF”.

LEGAL MATTERS

Stikeman Elliot LLP has issued a legal opinion as to the validity of the securities offered by this prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by PKF O’Connor Davies. PKF O’Connor Davies is independent of the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. When used in this prospectus supplement, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus supplement omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025, as amended on April 30, 2025;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 8, 2025; and

•	Our Current Reports on Form 8-K filed with the SEC on February 27, 2025, March 17, 2025, April 30, 2025, May 22, 2025, June 4, 2025 and June 5, 2025.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus supplement is a part and before the effective date of the registration statement and after the date of this prospectus supplement until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

The Cannabist Company Holdings Inc.

321 Billerica Road

Chelmsford, Massachusetts 01824

(978) 910-1486

Attn: Investor Relations

Our SEC filings are also available to the public at our website at www.cannabistcompany.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2023

PROSPECTUS

THE CANNABIST COMPANY HOLDINGS INC.

$250,000,000

Common Shares

Proportionate Voting Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

The Cannabist Company Holdings Inc. (the “Company”) may, from time to time, offer, issue and sell, as applicable the following securities: (i) common shares (the “Common Shares”); (ii) proportionate voting shares (the “Proportionate Voting Shares” and together with Common Shares, the “Shares”); (iii) preferred shares (the “Preferred Shares”); (iv) senior and subordinated unsecured debt securities (collectively, the “Debt Securities”), including debt securities convertible or exchangeable into other securities of the Company; (v) subscription receipts (the “Subscription Receipts”); (vi) warrants to purchase Shares or Debt Securities (the “Warrants”); and (vii) units comprised of one or more of the other securities described in this prospectus (the “Units”, and collectively with all of the foregoing, the “Securities”), up to an aggregate offering price of $250,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (this “Prospectus”), including any amendments hereto, remains effective. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying prospectus supplements (each, a “Prospectus Supplement”) to this prospectus (the “Prospectus”).

Certain information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Proportionate Voting Shares, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Proportionate Voting Shares being offered; (iii) in the case of Preferred Shares, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered; (iv) in the case of Debt Securities, the designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the maturity date, whether payment on the Debt Securities will be senior or subordinated to the Company’s other liabilities and obligations, whether the Debt Securities will bear interest, the interest rate or method of determining the interest rates, any conversion or exchange rates attached to the Debt Securities, whether the Company may redeem the Debt Securities at its option and any other specific terms; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts for Shares or Debt Securities, as the case may be, the currency or currency unit in which the Subscription Receipts are issued and any other specific terms; (vi) in the case of Warrants, the designation, number and terms of the Shares or Debt Securities issuable upon exercise of the Warrants, the offering price, the currency, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered; and (vii) in the case of Units, the designation, number of Securities comprising the Units, the offering price, the currency and any other terms specific to the Units being offered. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The Common Shares and certain Common Share purchase warrants of the Company (the “CGGC Warrants”) are listed on the Cboe Canada (the “Cboe”) under the symbols “CBST” and “CBST.WT”, respectively. The Common Shares are quoted on the OTCQX Best Market (the “OTCQX”) under the symbol “CBSTF” and on the Frankfurt Stock Exchange under the symbol “3LP”.

- ii -

Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares or CGGC Warrants will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares and CGGC Warrants, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE ‘‘SEC’’) OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in the Securities is speculative and involves significant risks. You should carefully review and evaluate certain risk factors contained in this Prospectus and in the documents incorporated by reference herein before purchasing the Securities. See “Forward-Looking Information” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

This Prospectus is being provided in relation to the distribution of securities of an entity that currently derives, directly, substantially all of its current revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. federal law. The Company, through its subsidiaries, currently owns or manages interests in several state-licensed medical and/or adult use marijuana businesses in Arizona, California, Colorado, Delaware, Florida, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Pennsylvania, Utah, Virginia, Washington, D.C. and West Virginia. The Company has exited its prior operations in the Missouri, European Union and Puerto Rico markets and intends to exit Utah.

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. The United States Food and Drug Administration (the “FDA”) has not approved cannabis as a safe and effective drug for any indication.

In the United States, cannabis is largely regulated at the state level. State laws regulating cannabis are in direct conflict with the federal CSA, which makes cannabis use and possession federally illegal. Although certain states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal, and any such acts are criminal acts under federal law. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and, in case of direct conflict between federal and state law, the federal law shall apply. The Company faces risks for operating in an industry that is illegal under federal law, including that third party service providers could suspend or withdraw services.

Until 2018, the federal government provided guidance to federal law enforcement agencies and banking institutions through a series of United States Department of Justice (“DOJ”) memoranda. The most significant of these memoranda was drafted by former Deputy Attorney General James Cole in 2013 (the “Cole Memo”).

- iii -

The Cole Memo offered guidance to federal enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states. The Cole Memo put forth eight prosecution priorities:

1.	Preventing the distribution of marijuana to minors;

2.	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

3.	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

4.	Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5.	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

6.	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

7.	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

8.	Preventing marijuana possession or use on federal property.

On January 4, 2018, former United States Attorney General Jefferson Sessions rescinded the Cole Memo by issuing a new memorandum to all United States Attorneys (the “Sessions Memo”). Rather than establish national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under state law, the Sessions Memo instructs that “[i]n deciding which marijuana activities to prosecute ... with the DOJ’s finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.

The former Attorneys General who succeeded former Attorney General Sessions following his resignation did not provide a clear policy directive for the United States as it pertains to state-legal marijuana-related activities. It is still not yet known whether the DOJ under President Biden and Attorney General Merrick Garland will re-adopt the Cole Memo or announce a substantive marijuana enforcement policy. Justice Garland stated at a confirmation hearing in 2021 before the United States Senate that “It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise. I don’t think that’s a useful use.” Recently, in testimony in February of 2023 before the Senate Judiciary Committee, Attorney General Garland said the DOJ is “still working on a marijuana policy” and that policy – when issued – “will be very close to what was done in the Cole Memorandum.”1

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole Memo, enforcement priorities are determined by respective United States Attorneys, and notwithstanding public statements to the contrary, federal law enforcement could enforce the CSA – and its criminal prohibition on commercial cannabis activity.

[1]

John Schroyer, (2021 February 22) Attorney general nominee Garland signals friendlier marijuana stance, available at https://mjbizdaily.com/attorney-general-nominee-merrick-garland-signals-friendlier-marijuana-stance/

- iv -

Due to the CSA categorization of marijuana as a Schedule I drug, federal law also makes it illegal for financial institutions that depend on the Federal Reserve’s money transfer system to take any proceeds from marijuana sales as deposits. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses under the United States Currency and Foreign Transactions Reporting Act of 1970 (the “Bank Secrecy Act”). Therefore, under the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be charged with money laundering or conspiracy.

While there has been no change in U.S. federal banking laws to accommodate businesses in the large and increasing number of U.S. states that have legalized medical and/or adult-use marijuana, the Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”), in 2014, issued guidance to prosecutors of money laundering and other financial crimes (the “FinCEN Guidance”). The FinCEN Guidance advised prosecutors not to focus their enforcement efforts on banks and other financial institutions that serve marijuana-related businesses so long as that business is legal in their state and none of the federal enforcement priorities referenced in the Cole Memo are being violated (such as keeping marijuana away from children and out of the hands of organized crime). The FinCEN Guidance also clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations, including thorough customer due diligence, but makes it clear that they are doing so at their own risk. The customer due diligence steps include:

1.	Verifying with the appropriate state authorities whether the business is duly licensed and registered;

2.	Reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business;

3.	Requesting from state licensing and enforcement authorities available information about the business and related parties;

4.

Developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus adult-use customers);

5.	Ongoing monitoring of publicly available sources for adverse information about the business and related parties;

6.	Ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and

7.	Refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk.

With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

Because most banks and other financial institutions are unwilling to provide any banking or financial services to marijuana businesses, these businesses can be forced into becoming “cash-only” businesses. While the FinCEN Guidance decreased some risk for banks and financial institutions considering serving the industry, in practice it has not substantially increased banks’ willingness to provide services to marijuana businesses. This is because, as described above, the current law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each marijuana business they accept as a customer.

- v -

Those state-chartered banks and credit unions that do have customers in the marijuana industry charge marijuana businesses high fees to pass on the added cost of ensuring compliance with the FinCEN Guidance. Unlike the Cole Memo, however, the FinCEN Guidance from 2014 has not been rescinded. Despite the rescission of the Cole Memo in 2018, The Company continues to do the following towards ensuring compliance with the guidance provided by the Cole Memo, the FinCEN Guidance, and other best industry practices:

•

The Company and its subsidiaries operate in compliance with licensing requirements that are set forth with regards to cannabis operation by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions.

•

The Company’s cannabis-related activities adhere to the scope of the licensing obtained – for example, in the states where only medical cannabis is permitted, products are sold only to patients who hold the necessary documentation to permit the possession of the cannabis.

•	The Company performs due diligence on contractors or anyone provided access to secure areas of its facilities to prevent cannabis products from being distributed to minors.

•

The Company works to ensure that the licensed operators have an adequate inventory tracking system and adequate procedures in place so that their compliance system can track inventory effectively. This is done so that there is no diversion of cannabis or cannabis products into states where cannabis is not permitted by state law, or across state lines in general.

•	The Company conducts background checks as required by applicable state law.

•

The Company conducts reviews of activities of the cannabis businesses, the premises on which they operate, and the policies and procedures that are related to possession of cannabis or cannabis products outside of its licensed premises (including the cases where such possession is permitted by regulation – e.g., transfer of products between licensed premises). These reviews are completed to ensure that licensed operators do not possess or use cannabis on federal property or engage in manufacturing or cultivation of cannabis on federal lands.

There have been recent developments regarding the potential for cannabis to be removed from the most restrictive schedule under the CSA. On October 6, 2022, President Joe Biden requested that the Secretary of the U.S. Department of Health and Human Services (“HHS”), Xavier Becerra, and Attorney General Merick Garland initiate a scientific review of the basis for cannabis’ scheduling under the CSA. After approximately 11 months of review, on August 29, 2023, HHS Assistant Secretary of Health, Rachel Levine, sent a letter to Drug Enforcement Administration (“DEA”) Administrator, Anne Milgram, that is believed to recommend rescheduling marijuana from Schedule I to Schedule III of the Controlled Substances Act (“CSA”). The recommendation was based on a scientific and medical review by the FDA with an analysis of the eight factors determinative of control of a substance under the CSA.

As a result, the DEA can now initiate a formal rule-making process that would potentially reschedule marijuana from its current Schedule I classification. The DEA is bound by the HHS recommendation in regard to the scientific and medical matters but can ultimately make a different scheduling decision. The DEA may also account for the United States’ treaty obligations, including the United Nations Single Convention on Narcotics. The DEA will consider several factors that include: (1) marijuana’s actual or relative potential for abuse, (2) scientific evidence of its pharmacological effect, (3) the state of current scientific knowledge; (4) history and current pattern of abuse, (5) scope, duration, and significance of abuse, (6) risks to public health, (7) psychic or psychological dependence liability, and (8) whether marijuana is an immediate precursor of a substance already controlled under the CSA. The DEA has not yet started a formal rule-making process, which would require a public hearing on the record with an administrative law judge(s) making the final decision whether to adopt the new regulation. The regulation would be subject to challenges and judicial review. The DEA is not under a required timeline to initiate and complete this process.

- vi -

On September 13, 2023, the Congressional Research Service (“CRS”) published a report stating that the DEA is “likely” to reschedule marijuana according to the HHS recommendation. According to the CRS report, this would have “broad implications for federal policy” and potentially impact state medical and recreational programs. If rescheduling occurs, various federal agencies such as the DOJ, FDA, FinCEN, and the Internal Revenue Service (“IRS”) may issue additional memoranda providing further regulatory, tax, and enforcement priority instruction as it relates to marijuana that would replace the previous guidance.

The Company’s objective is to capitalize on the opportunities presented as a result of the changing regulatory environment governing the cannabis industry in the United States. Accordingly, there are a number of significant risks associated with the business of the Company. Unless and until the U.S. Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law, and the business of the Company may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of the CSA and other federal laws in the United States.

For these reasons, the Company’s investments in the U.S. cannabis market may subject the Company to heightened scrutiny by regulators, stock exchanges, clearing agencies and other Canadian and U.S. authorities. See section entitled “Risk Factors” herein.

- vii -

1

ABOUT THIS PROSPECTUS

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or “Cannabist Company” refer to The Cannabist Company Holdings Inc., a corporation existing under the laws of British Columbia, Canada, individually, or as the context requires, collectively with its subsidiaries.

In this Prospectus, currency amounts are stated in U.S. dollars (“$”), unless specified otherwise. All references to C$, CAD$ and CDN$ are to Canadian dollars.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus and the documents that we incorporate by reference. It is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company’s business and before making any investment decision, you should read the entire Prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” commencing on page 7 of this Prospectus and the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”).

General

The Company’s common shares are listed on the Cboe Canada (the “Cboe”) under the symbol “CBST” and are quoted on the OTCQX Best Market (the “OTCQX”) under the symbol “CBSTF” and on the Frankfurt Stock Exchange under the symbol “3LP”.

The Company’s principal business activity is the production and sale of cannabis as regulated by the regulatory bodies and authorities of the jurisdictions in which it operates.

The Company, through its subsidiaries, currently owns or manages interests in several state-licensed medical and/or adult use marijuana businesses in Arizona, California, Colorado, Delaware, Florida, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Pennsylvania, Utah, Virginia, Washington, D.C. and West Virginia. The Company has exited its prior operations in the Missouri, European Union and Puerto Rico markets.

The registered office of the Company is 1700, 666 Burrard St., Vancouver, BC V6C 2X8. The head office is located at 680 5th Ave., 24th Floor, New York, New York 10019. The Company’s telephone number is (212) 634-7100.

History of the Company

The Company was incorporated under the Business Corporations Act (Ontario) (the “OBCA”) on August 13, 2018 under the name “Canaccord Genuity Growth Corp.” as a special purpose acquisition corporation for the purpose of effecting an acquisition of one or more businesses or assets, by way of a merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization or any other similar business combination.

On October 17, 2018, the Company announced that it had entered into a letter of intent with Columbia Care LLC (“Old Columbia Care”) to exclusively negotiate a business combination between the two companies. On November 21, 2018, the Company announced that it had entered into a definitive agreement (the “Transaction Agreement”) with Old Columbia Care pursuant to which, among other things, the Company would acquire all of the membership interests of Old Columbia Care by way of a merger between Old Columbia Care and a newly-formed Delaware subsidiary of the Company (the “Business Combination”). The Business Combination constituted the Company’s qualifying transaction.

The Business Combination was completed on April 26, 2019, at which point Old Columbia Care became a 100% wholly-owned subsidiary of the Company. In connection with the closing of the Business Combination, the Company was continued out of the jurisdiction of Ontario under the OBCA and into the jurisdiction of British Columbia under the Business Corporations Act (British Columbia) (“BCBCA”).

Recent Developments

September 2023 Private Placement

On September 18, 2023, the Company entered into subscription agreements with institutional investors (the “Investors”) for the purchase and sale of 22,244,210 units of the Company (the “September 2023 Units”) at a price of C$1.52 per Unit (the “Issue Price”) pursuant to a private placement (the “September 2023 Offering”), for aggregate gross proceeds of approximately C$33.8 million or approximately US$25 million (the “Initial Tranche”). Each Unit consists of one Common Share (or Common Share equivalent) and one half of one warrant that entitles the holder to acquire one Common Share at a price of C$1.96 per Common Share, a 29% premium to issue, for a period of three years following the closing of the Initial Tranche (“September 2023 Warrant”). The Initial Tranche consisted of an aggregate of 21,887,240 Common Shares, 11,122,105 September 2023 Warrants and 356,970 pre-funded warrants that provide the holder the right to purchase one Common Share at an exercise price of C$0.0001 per Common Share (the “September 2023 Pre-Funded Warrants”). The September 2023 Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the September 2023 Pre-Funded Warrants are exercised in full. The September 2023 Offering closed on September 21, 2023. ATB Capital Markets Inc. acted as sole placement agent for the Offering. The Company intends to use the proceeds from the September 2023 Offering to reduce its outstanding indebtedness and for general corporate purposes.

In connection with the transaction, the Company and the Investors entered into a customary registration rights agreement. The September 2023 Units are subject to limited lock-up requirements.

The Company issued the September 2023 Units pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company is relying on this exemption from registration based in part on the nature of the transaction and the various representations made by the Investors.

Name Change

Effective September 19, 2023, the Company changed its name from “Columbia Care Inc.” to “The Cannabist Company Holdings Inc.” (the “Name Change”). To effect the Name Change, the Company filed a Notice of Alteration with the British Columbia Registrar of Companies (the “Registrar”), pursuant to which the Registrar issued a new Notice of Articles and a Certificate of Change of Name to the Company. Other than the Name Change, no other changes were made to the Company’s Articles. Copies of the Articles and the Certificate of Change of Name are attached hereto as Exhibits 3.1 and 3.2, respectively.

In connection with the Name Change, on September 21, 2023, the Company’s Common Shares and warrants began trading under the ticker symbols “CBST” and “CBST.WT”, respectively, on the Cboe. The Company’s Common Shares began trading under ticker symbol “CBSTF” on the OTCQX on September 26, 2023.

In connection with the Name Change, the Company launched a new corporate website: www.cannabistcompany.com. The Company’s investor relations information, including press releases and links to the Company’s filings with the Securities and Exchange Commission, will now be found on this website. The Company’s SEC filings and the Company’s corporate governance documents are available on this website.

FORWARD-LOOKING INFORMATION

This Prospectus, and certain documents incorporated by reference into this Prospectus, contain certain “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation (collectively, “forward-looking information”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. In certain cases, such information can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, or “anticipate”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking information includes estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking information is made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking information in this Prospectus or the documents incorporated by reference herein include, but are not limited to, statements with respect to:

•

the impact of the termination of the acquisition of the Company’s issued and outstanding shares by Cresco Labs LLC (the “Cresco Transaction”) on the Company’s current and future operations, financial condition and prospects;

•	the costs of the Cresco Transaction;

•	the partial redemption of the Company’s 13% senior secured notes due May 2024;

•	the impact of the Company’s corporate restructuring plan;

•	the fact that marijuana remains illegal under federal law;

•	the application of anti-money laundering laws and regulations to the Company;

•	legal, regulatory, or political change to the cannabis industry;

•	access to public and private capital;

•	unfavorable publicity or consumer perception of the cannabis industry;

•	expansion to the adult-use markets;

•	the impact of laws, regulations, and guidelines;

•	the impact of Section 280E of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

•	the impact of state laws pertaining to the cannabis industry;

•	the Company’s reliance on key inputs, suppliers and skilled labor;

•	the difficulty of forecasting the Company’s sales;

•	constraints on marketing products;

•	potential cyber-attacks and security breaches;

•	net operating loss and other tax attribute limitations;

•	the impact of changes in tax laws;

•	the volatility of the market price of the Common Shares;

•	reliance on management;

•	litigation;

•	future results and financial projections; and

•	the impact of global financial conditions.

Forward-looking information contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents and may prove inaccurate. Certain of the forward-looking information contained herein or in the documents incorporated by reference concern the medical cannabis and adult-use cannabis industry; the general expectations of the Company related thereto; the Company’s ability to implement its growth strategies and business plan; the Company’s ability to keep pace with changing consumer preferences; the ongoing ability of the Company to conduct business in the regulatory environments in which it operates and may operate in the future; the profitability or liquidity of the Company and the impact of increased debt and interest costs; and the Company’s business and operations and are based on estimates prepared by the Company using data from publicly available governmental sources, as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the current cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking information. The purpose of forward-looking information is to provide the reader with a description of management’s expectations, and such forward-looking information may not be appropriate for any other purpose. Prospective purchasers should not place undue reliance on forward-looking information contained in this Prospectus or in any document incorporated by reference therein. Although the Company believes that the expectations reflected in such forward-looking information are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking information contained in this Prospectus and the documents incorporated by reference therein are expressly qualified in their entirety by this cautionary statement. Investors should read this entire Prospectus and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding the securities being offered for sale hereunder. Prospective purchasers should also carefully consider the matters discussed under the heading “Risk Factors” in this Prospectus and the documents incorporated herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this Prospectus. This Prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

The Cannabist Company Holdings Inc.

680 Fifth Ave., 24th Floor

New York, New York 10019

(212) 271-0915

Attn: Investor Relations

Our SEC filings are also available to the public at our website at www.cannabistcompany.com. Information on our website or any other website is not incorporated by reference into this Prospectus and does not constitute a part of Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents that have been filed with, or furnished to, the SEC and some of which have also been filed by us with the securities commissions or similar regulatory authorities in Canada. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this Prospectus and any accompanying Prospectus Supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

(c)

our Current Reports on Form 8-K filed on February  28, 2023, March  16, 2023, June  16, 2023, July  6, 2023, August  3, 2023, September  12, 2023, September  22, 2023, November  13, 2023 and November 14, 2023.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement of which this Prospectus forms a part until we sell all of the securities we are offering or the termination of the offering, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this Prospectus but not delivered with the Prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: The Cannabist Company Holdings Inc., Attention: Investor Relations, 680 Fifth Ave., 24th Floor, New York, New York 10019, telephone (212) 271-0915.

You may also access the documents incorporated by reference in this Prospectus through our website at www.cannabistcompany.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this Prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in the securities of the Company involves certain risks, including those set forth below and in the Annual Report. When evaluating the Company and its business, investors should carefully review the information set out in this Prospectus. The risks and uncertainties described are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that are currently considered immaterial may also have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company.

Prospective investors should carefully consider these risks, in addition to the information contained and incorporated herein by reference and in any Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. Some of the risk factors described herein and in the documents incorporated herein by reference (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the events identified in these risks and uncertainties were to actually occur, it could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company . These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that are currently considered immaterial may also have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. The Company cannot assure you that it will successfully address any or all of these risks.

There is no market for certain of the Securities.

Unless otherwise specified in the applicable Prospectus Supplement, the Proportionate Voting Shares, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares and CGGC Warrants, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

You may experience future dilution as a result of future equity offerings.

The Company may need to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment and the value of the Company’s securities.

There may not be an active, liquid market for the Common Shares or CGGC Warrants.

There may not be an active, liquid market for the Common Shares or CGGC Warrants. There is no guarantee that an active trading market for the Common Shares will be maintained on Cboe and/or the OTCQX or that an active trading market for the CGGC Warrants will be maintained on the Cboe. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares or CGGC Warrants, respectively, is not active.

Return on the Securities is not guaranteed.

There is no guarantee that any of the Common Shares, the Proportionate Voting Shares, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will earn any positive return in the short term or long term. A holding of any such security is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in any of the Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Management has discretion concerning the use of proceeds.

Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities, as well as the timing of their expenditures. The intended use of net proceeds from the offering of any Securities may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities. Management may use the net proceeds from the offering of any Securities in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities are uncertain. If the proceeds are not applied effectively, the Company’s business, financial condition, results of operations or prospects may suffer.

ISSUERS WITH UNITED STATES CANNABIS-RELATED ASSETS

The Company currently operates in the United States through various subsidiaries and other entities pursuant to management services arrangements with third-parties on arm’s length terms as more specifically described in the Annual Report and incorporated herein by reference.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. To date, the Company has had negative cash flow from operating activities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding negative cash flow from operating activities, ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, capital projects, potential expansions within existing markets, and potential future acquisitions.

Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds may vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

Description of the Company’s Securities

The authorized share capital of the Company consists of (i) an unlimited number of Common Shares of which 419,187,861 Common Shares are issued and outstanding as of November 14, 2023; (ii) an unlimited number of Proportionate Voting Shares, of which 99,556.61 are issued and outstanding as of November 14, 2023; and (iii) an unlimited number of Preferred Shares, issuable in series, none of which are issued and outstanding. All Proportionate Voting Shares are owned or controlled, directly or indirectly, by the former Old Columbia Care members.

Generally, except as described below, the Common Shares and Proportionate Voting Shares have the same rights, are equal in all respects and are treated by the Company as if they were shares of one class only.

Conversion Rights and Transfers

Issued and outstanding Proportionate Voting Shares, including fractions thereof, may at any time, subject to the FPI Condition (as defined below), at the option of the holder, be converted into Common Shares at a ratio of 100 Common Shares per Proportionate Voting Share with fractional Proportionate Voting Shares convertible into Common Shares at the same ratio. Further, the Company’s board of directors (the “Board”) may determine in the future that it is no longer advisable to maintain the Proportionate Voting Shares as a separate class of shares and may cause all of the issued and outstanding Proportionate Voting Shares to be converted into Common Shares at a ratio of 100 Common Shares per Proportionate Voting Share with fractional Proportionate Voting Shares convertible into Common Shares at the same ratio and the Board shall not be entitled to issue any more Proportionate Voting Shares under the Articles thereafter.

The Proportionate Voting Shares are not transferrable without Board approval, except to Permitted Holders (as defined below) and in compliance with U.S. securities laws.

Conversion Conditions

The right of the Proportionate Voting Shares to convert into Common Shares is subject to certain conditions in order to maintain the Company’s status as a “foreign private issuer” under U.S. securities laws. Unless otherwise waived by the Company, the right to convert the Proportionate Voting Shares is subject to the condition that the aggregate number of Common Shares and Proportionate Voting Shares (calculated as a single class) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act) may not exceed fifty percent (50%) of the aggregate number of Common Shares and Proportionate Voting Shares issued and outstanding after giving effect to such conversions (calculated as a single class) (the “FPI Condition”).

A holder of Common Shares may at any time, at the option of the holder and with the approval of the Board of the Company, convert such Common Shares into Proportionate Voting Shares on the basis of 100 Common Shares for one Proportionate Voting Share.

No fractional Common Shares will be issued on any conversion of any Proportionate Voting Shares and any fractional Common Shares will be rounded down to the nearest whole number.

For the purposes of the foregoing:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

“Permitted Holders” means (i) the initial holders of Proportionate Voting Shares; and (ii) any Affiliate or Person controlled, directly or indirectly, by one or more of the Persons referred to in clause (i) above.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

A Person is “controlled” by another Person or other Persons if: (i) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (ii) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

Voting Rights

All holders of Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend and vote at such meetings, except those meetings at which only holders of a specific class or series of shares are entitled to vote separately as a class under the BCBCA. A quorum for the transaction of business at a meeting of shareholders is present if shareholders who, in the aggregate, hold at least 25% of the voting rights attached to the issued shares of the Company entitled to vote at the meeting are present in person or represented by proxy.

On all matters upon which holders of Shares are entitled to vote:

•	each Common Share is entitled to one vote per Common Share; and

•

each Proportionate Voting Share is entitled to 100 votes per Proportionate Voting Share, and each fraction of a Proportionate Voting Share is entitled to the number of votes calculated by multiplying the fraction by 100.

The number of votes represented by fractional Proportionate Voting Shares will be rounded down to the nearest whole number. Unless a different majority is required by law or the Articles, resolutions to be approved by holders of Shares require approval by a simple majority of the total number of votes of all Shares cast at a meeting of shareholders at which a quorum is present based on the voting entitlements of each class of Shares described above.

Dividend Rights

Holders of Shares are entitled to receive dividends out of the assets available for the payment or distribution of dividends at such times and in such amount and form as the Board may from time to time determine, subject to any preferential rights of the holders of any outstanding Preferred Shares, on the following basis, and otherwise without preference or distinction among or between the Shares: each Proportionate Voting Share will be entitled to 100 times the amount paid or distributed per Common Share (including by way of share dividends, which holders of Proportionate Voting Shares will receive in Proportionate Voting Shares, unless otherwise determined by the Board) and each fraction of a Proportionate Voting Share will be entitled to the applicable fraction thereof. See “Conversion Rights and Transfers” above.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the holders of

Shares will be entitled to receive all of the Company’s assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding Preferred Shares, on the basis that each Proportionate Voting Share will be entitled to 100 times the amount distributed per Common Share (and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount otherwise payable in respect of a whole Proportionate Voting Share), and otherwise without preference or distinction among or between the Shares. See “Conversion Rights and Transfers” above.

Pre-emptive and Redemption Rights

Holders of Shares will not have any pre-emptive or redemption rights.

Subdivision or Consolidation

No subdivision or consolidation of any class of Shares may be carried out unless, at the same time, the Common Shares and Proportionate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis, so as to preserve the relative rights of the holders of each class of Shares.

Certain Amendments

In addition to any other voting right or power to which the holders of Common Shares and Proportionate Voting Shares shall be entitled by law or regulation or other provisions of the Articles from time to time in effect, but subject to the provisions of the Articles, holders of Common Shares and Proportionate Voting Shares shall each be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Company’s Articles which would prejudice or interfere with the rights or special rights attached to the Common Shares or Proportionate Voting Shares, or which would affect the rights or special rights of the holders of the Common Shares and the holders of Proportionate Voting Shares differently, on a per share basis, including an amendment to the terms of the Articles that provide that any Proportionate Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Common Shares.

Pursuant to the Articles, holders of Shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the BCBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of the Common Shares and Proportionate Voting Shares, each voting separately as a class.

Issuance of Additional Proportionate Voting Shares

The Company may issue additional Proportionate Voting Shares upon the approval of the Board. Shareholder approval is not required in connection with a subdivision or consolidation on a pro rata basis as between the Common Shares and the Proportionate Voting Shares.

Take-Over Bid Protection

If an offer is being made for Proportionate Voting Shares (a “PVS Offer”) where: (i) by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all holders of the class of Proportionate Voting Shares; and (ii) no equivalent offer is made for the Common Shares, the holders of Common Shares have the right, pursuant to the Articles, at their option, to convert their Common Shares into Proportionate Voting Shares for the purpose of allowing the holders of the Common Shares to tender to such PVS Offer, provided that such conversion into Proportionate Voting Shares will be solely for the purpose of tendering the Proportionate Voting Shares to the PVS Offer in question and that any Proportionate Voting Shares that are tendered to the PVS Offer but that are not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Common Shares that existed prior to such conversion.

In the event that holders of Common Shares are entitled to convert their Common Shares into Proportionate Voting Shares in connection with a PVS Offer pursuant to (ii) above, holders of an aggregate of Common Shares of less than 100 (an “Odd Lot”) will be entitled to convert all but not less than all of such Odd Lot of Common Shares into an applicable fraction of one Proportionate Voting Share, provided that such conversion into a fractional Proportionate Voting Share will be solely for the purpose of tendering the fractional Proportionate Voting Share to the PVS Offer in question and that any fraction of a Proportionate Voting Share that is tendered to the PVS Offer but that is not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Common Shares that existed prior to such conversion.

Compliance Provisions

The Company’s Articles contain certain provisions (the “Compliance Provisions”), including a combination of certain remedies such as a suspension of voting and/or dividend rights, a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in favour of the Company, in each case to seek to ensure that the Company and its subsidiaries are able to comply with applicable regulatory and licensing regulations. The purpose of the Compliance Provisions is to provide the Company with a means of protecting itself from having a shareholder, or as determined by the Board, a group of shareholders acting jointly or in concert, with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) (“Owning or Controlling”), five percent (5%) or more of the issued and outstanding shares of the Company, or such other number as is determined by the Board from time to time, and: (i) who a governmental authority granting licenses to, or otherwise governing the operations of, the Company or its subsidiaries has determined to be unsuitable to own Common Shares and/or Proportionate Voting Shares, as applicable; (ii) whose ownership of Common Shares and/or Proportionate Voting Shares, as applicable, may result in the loss, suspension or revocation (or similar action) with respect to any licenses or permits relating to the Company’s or its subsidiaries’ conduct of business (being the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses) or in the Company or any of its affiliates being unable to obtain any new licenses or permits in the normal course, all as determined by the Board; or (iii) who have not been determined by the applicable regulatory authority to be an acceptable person or otherwise have not received the requisite consent of such regulatory authority to own the Common Shares and/or Proportionate Voting Shares, as applicable, in each case within a reasonable time period acceptable to the Board or prior to acquiring any Common Shares and/or Proportionate Voting Shares, as applicable (in each case, an “Unsuitable Person”). The ownership restrictions in the Company’s notice of articles and articles are also subject to an exemption for applicable depositaries and clearing houses as well as underwriters (as defined in the Securities Act (Ontario)) in the course of a distribution of securities of the Company.

Notwithstanding the foregoing, the Compliance Provisions provide that any shareholder (or group of shareholders acting jointly or in concert) proposing to Own or Control five percent (5%) or more of the issued and outstanding shares of the Company (or such other number as is determined by the Board from time to time) will be required to provide not less than 30 days’ advance written notice to the Company by mail sent to the Company’s head office to the attention of the Corporate Secretary and to obtain all necessary regulatory approvals. Upon any such shareholder(s) Owning or Controlling five percent (5%) or more of the issued and outstanding shares of the Company (or such other number as is determined by the Board from time to time), and having not received the requisite approval of any applicable regulatory authority to own the Common Shares and/or Proportionate Voting Shares, as applicable, the Compliance Provisions provide: (i) that such shareholder(s) may, in the discretion of the Board, be prohibited from exercising any voting rights and/or receiving any dividends from the Company, unless and until all requisite regulatory approvals are obtained; and (ii) the Company with a right, but not the obligation, at its option, upon notice to the Unsuitable Person, to: (A) redeem any or all Common Shares and/or Proportionate Voting Shares, as applicable, directly or indirectly held by an Unsuitable Person; and/or (B) forcibly transfer any or all Common Shares and/or Proportionate Voting Shares, as applicable, directly or indirectly held by an Unsuitable Person to a third party. Such rights are required in order for the Company to comply with regulations in various jurisdictions where the Company or its subsidiaries conduct business or are expected to conduct business. Further, a holder of the Common Shares and/or Proportionate Voting Shares, as applicable, will be prohibited from acquiring five percent (5%) or more of the issued and outstanding shares of the Company, directly or indirectly, in one or more transactions, without providing 30 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the Corporate Secretary. The foregoing restrictions will not apply to the ownership, acquisition or disposition of Common Shares and/or Proportionate Voting Shares, as applicable, as a result of: (i) transfer of Common Shares and/or Proportionate Voting Shares, as applicable, occurring by operation of law including, inter alia, the transfer of Common Shares and/or Proportionate Voting Shares, as applicable, to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters who hold Common Shares and/or Proportionate Voting Shares, as applicable, for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with the foregoing restriction, or (iii) conversion, exchange or exercise of securities issued by the Company or a subsidiary into or for Common Shares and/or Proportionate Voting Shares, as applicable, in accordance with their respective terms. If the Board reasonably believes that any such holder of the Common Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or any other court of competent jurisdiction, for an order directing that such shareholder disclose the number of Common Shares and/or Proportionate Voting Shares, as applicable, directly or indirectly held.

Upon receipt by the holder of a notice to redeem or to transfer any or all of its Common Shares and/or Proportionate Voting Shares, the holder will be entitled to receive, as consideration therefor, no less than 95% of the lesser of: (i) the closing price of the Common Shares on Cboe (or the then principal exchange on which the Company’s securities are listed or quoted for trading) on the trading day immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified date); and (ii) the five-day volume weighted average price of the Common Shares on Cboe (or the then principal exchange on which the Company’s securities are listed or quoted for trading) for the five trading days immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates).

Notwithstanding the adoption of the proposed Compliance Provisions, the Company may not be able to exercise such rights in full or at all, including its redemption rights. Under the BCBCA, a corporation may not make any payment to redeem shares if there are reasonable grounds for believing that the company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the company to be unable to pay its liabilities as they become due in the ordinary course of its business. Furthermore, the Company may become subject to contractual restrictions on its ability to redeem its Common Shares and/or Proportionate Voting Shares, as applicable, by, for example, entering into a secured credit facility subject to such restrictions. In the event that restrictions prohibit the Company from exercising its redemption rights in part or in full, the Company will not be able to exercise its redemption rights absent a waiver of such restrictions, which the Company may not be able to obtain on acceptable terms or at all.

Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the BCBCA and the Articles, the Board may, by resolution, from time to time before the issue thereof determine the maximum number of shares of each series, create an identifying name for each series, attach special rights or restrictions to the Preferred Shares of each series including, without limitation, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights upon liquidation, dissolution or winding up and any sinking fund or other provisions, the whole to be subject to filing a Notice of Alteration to the Notice of Articles to create the series and altering the Articles to include the special rights or restrictions attached to the Preferred Shares of the series. Except as provided in any special rights or restrictions attaching to any series of Preferred

Shares issued from time to time, the holders of preferred shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

Preferred Shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares, the Proportionate Voting Shares and any other shares of the Company ranking junior to the Preferred Shares with respect to payment of dividends.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of the property or assets of the Company over the Common Shares, the Proportionate Voting Shares and any other shares of the Company ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

Advance Notice Provisions

The Company’s Articles includes certain advance notice provisions with respect to the election of its directors (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of director nominations to the Board and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide the Company notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including an annual and special meeting), not fewer than 30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date (the “Notice Date”) of the annual meeting of shareholders is less than 50 days before the meeting date, not later than the close of business on the 15th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described above, and the Notice Date in respect of the meeting is not fewer than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

Forum Selection

The Company’s Articles includes a forum selection provision that provides that, unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the BCBCA or the Articles; or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its Affiliates and their respective shareholders, directors and/or officers, but excluding claims related to the Company’s business or the business carried on by such Affiliates. The forum selection provision also provides that the Company’s securityholders are deemed to have consented to the personal jurisdiction of the courts in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. The forum selection could apply to claims brought under the United States federal securities laws.

CGGC Warrants

As of the date hereof, 15,351,500 CGGC Warrants issued pursuant to the warrant agency agreement (the “Warrant Agreement”) between CGGC and Odyssey Trust Company, as warrant agent, dated September 20, 2018 are outstanding. The CGGC Warrants were issued as part of the initial public offering of the Company. The CGGC Warrants are governed by the terms of the Warrant Agreement. Three CGGC Warrants are exercisable for one Common Share at an exercise price of $10.35.

Warrants

The chart below sets out the issued and outstanding common share purchase warrants (“Warrants”) of the Company as of September 30, 2023.

Expiration	Number of Shares Issued and Exercisable	Exercise Price (Canadian Dollars)
October 1, 2025	648,783	$8.12
April 26, 2024	5,394,945	10.35

	6,043,728

CONSOLIDATED CAPITALIZATION

As at September 30, 2023, there were 418,915,272 Common Shares issued and outstanding and 9,955,661 Proportionate Voting Shares issued and outstanding, as well as 15,351,500 CGGC Warrants and 6,043,728 Warrants. There have been no material changes in the Company’s share or loan capital, on a consolidated basis, since September 30, 2023.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

The Company’s capitalization and indebtedness will be set forth in a Prospectus Supplement to this Prospectus or in a document incorporated by reference herein.

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Common Share paid by purchasers in an offering of Securities and the net tangible book value per share of Common Shares immediately after an offering of Securities.

DESCRIPTION OF THE DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Proportionate Voting Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•

the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus

DESCRIPTION OF THE SUBSCRIPTION RECEIPTS

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada and the United States after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the dates or periods during which the Subscription Receipts are convertible into other Securities;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•

whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF THE WARRANTS

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada and the United States after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

•	the designation, number and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•

whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian and United States tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

DESCRIPTION OF THE UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplement, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will file the form of unit agreement (“Unit Agreement”), if any, between us and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, concurrently with the filing of the applicable Prospectus Supplement under which such series of Units are offered. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

The Company may issue Units comprising one or more of the Securities described herein in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit Agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	provisions of the governing Unit Agreement, if any; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of the Share Capital of the Company”, “Description of the Debt Securities”, “Description of the Subscription Receipts” and “Description of the Warrants” will apply to each Unit and to any Security included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as it determines.

EARNINGS COVERAGE

If the Company offers Debt Securities having a term to maturity in excess of one year or Preferred Shares under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the Internal Revenue Code) of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

PLAN OF DISTRIBUTION

The Company may, during the period that this Prospectus remains effective, offer for sale and issue, as applicable, the Securities, separately or together: (i) through underwriters, dealers or agents purchasing as principal or acting as agent; (ii) directly to one or more purchasers, including sales upon the exercise of conversion or exchange rights attaching to convertible or exchangeable securities held by the purchaser; or (iii) through a combination of any of these methods of sale. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada or the United States, or in both jurisdictions. The Prospectus Supplement relating to each offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public, identify each underwriter, dealer or agent, as the case may be, and will also set forth the terms of that offering, including the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to the Company or, if applicable, any underwriters’, dealers’ or agents’ fees, commissions or other items constituting underwriters’ or agents’ compensation. Only underwriters, dealers or agents so named in the applicable Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102 and Rule 415(a)(4) of the Securities Act, including sales made directly on Cboe, the OTCQX or other existing trading markets for the securities. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Any offering of Proportionate Voting Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Proportionate Voting Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the Company. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.

Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this Prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the Prospectus Supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The Prospectus Supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the Company. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any of our securities. Any such fee or commission will be paid out of our general corporate funds. The Company may use underwriters with whom it has a material relationship. The Company will describe in the applicable Prospectus Supplement, naming the underwriter, the nature of any such relationship.

Some or all of the securities that the Company offers through this Prospectus may be new issues of securities with no established trading market. Any underwriters to whom the Company sells securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, the Company cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this Prospectus.

If dealers are used in the sale of securities offered through this Prospectus, the Company will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Prospectus Supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

The Company may sell the securities offered through this Prospectus directly at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters or agents would be involved. The Company may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required Prospectus Supplement.

Securities may also be sold through agents designated from time to time. Any required Prospectus Supplement will name any agent involved in the offer or sale of the offered securities and will describe any fees or commissions payable to the agent by the Company. Unless otherwise indicated in such Prospectus Supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

If the applicable Prospectus Supplement indicates, the Company may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will describe the fee or commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable Prospectus Supplement states otherwise, each series of offered securities by the Company will be a new issue and will have no established trading market, except for the Common Shares. The Company may elect to list any series of offered securities on an exchange. Any underwriters that the Company uses in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, the Company cannot assure you that the securities will have a liquid trading market.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Derivative Transactions and Hedging

The Company, the underwriters or other agents may engage in derivative transactions involving the Company’s securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the Company’s securities, hold or resell securities acquired and purchase options or futures on the Company’s securities and other derivative instruments with returns linked to or related to changes in the price of the Company’s securities. In order to facilitate these derivative transactions, the Company may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of our securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use our securities that are purchased or borrowed from the Company or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

The Company may also make sales through the Internet or through other electronic means. Since the Company may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system the Company will provide in an applicable Prospectus Supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the Company, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the Company, to indemnification by us against certain liabilities, including liabilities under the Securities Act or applicable Canadian securities laws. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by Stikeman Elliott LLP and Dorsey & Whitney LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Davidson & Company LLP, having an address at 1200 – 609 Granville Street, Vancouver, British Columbia, V7Y 1G6. Davidson & Company LLP is independent of the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

The transfer agent and registrar of the Common Shares is Odyssey Trust Company at its principal offices located at 350 – 300 5th Avenue SW, Calgary, Alberta.

Common Shares Upon the Exercise of Outstanding Warrants

THE CANNABIST COMPANY HOLDINGS INC.

PROSPECTUS SUPPLEMENT

The Cannabist Company Holdings Inc.

June 13, 2025